Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

Wednesday, March 4, 2015

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

INFUSYSTEM HOLDINGS, INC. TO ISSUE FOURTH QUARTER AND FULL YEAR 2014

FINANCIAL RESULTS ON MONDAY, MARCH 9, 2015

Investor Conference Call to be Held at 4:30 p.m. Eastern Time

MADISON HEIGHTS, MI, March 4, 2015 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced that it will issue fourth quarter and full year 2014 financial results on Monday, March 9, 2015 after the market closes.

The Company will also conduct a conference call for investors on Monday, March 9, 2015 at 4:30 p.m. Eastern Time to discuss fourth quarter and full year 2014 performance and results. To participate in this call, please dial in toll-free 1-800-447-0521 and use the confirmation number 39110816.

A replay of the call will be available via the Company’s website for 90 days following the call at http://www.infusystem.com/investors.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

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